Exhibit 32.2

CERTIFICATION OF ACTING PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Denis Corin, the Acting Principal Accounting Officer of TapImmune, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Report on Form 10-Q of TapImmune, Inc., for the quarterly period ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of TapImmune, Inc.

Date:   November 19, 2010.
/s/ Denis Corin
Denis Corin Chief Financial Officer and Acting Principal Accounting Officer